EXHIBIT 14


                                  [LETTERHEAD]

                          Independent Auditors' Consent

The Board of Directors
First American Investment Funds, Inc.:

We consent to the incorporation by reference in the registration statement on Form N-14 (the "Registration Statement") of First American Investment Funds, Inc. (the "Funds") of our report, dated November 13, 1998, relating to the financial statements and financial highlights of the Funds. We also consent to the references to our Firm under the headings (a) "Financial Statements and Experts" in the Registration Statement, (b) "Financial Highlights" in the prospectuses of the Funds dated February 1, 1999, which are incorporated by reference in the Registration Statement, and (c) "Custodian; Transfer Agent; Counsel; Accountants" in the statement of additional information of the Funds dated February 1, 1999, which is incorporated by reference in the Registration Statement.


                                                         /s/ KPMG LLP

                                                         KPMG LLP

Minneapolis, Minnesota
October 20, 1999